As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RENOVIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3353740
(State of incorporation)	(I.R.S. Employer Identification No.)

Two Corporate Drive

South San Francisco, California 94080

(650) 266-1400

(Address of principal executive offices, including zip code, and telephone number)

Renovis, Inc. 2006 Employment Commencement Incentive Plan

(Full title of the plan)

Corey S. Goodman

President and Chief Executive Officer

Renovis, Inc.

Two Corporate Drive

South San Francisco, California 94080

(650) 266-1400

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Joseph, Esq. Senior Vice President, Corporate Development and General Counsel Renovis, Inc. Two Corporate Drive South San Francisco, CA 94080 (650) 266-1400	Alan C. Mendelson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (1), par value $0.001 per share, to be issued under the Renovis, Inc. 2006 Employment Commencement Incentive Plan	174,392	$13.78	$2,402,249.80	$257.05

(1)	Each share of Renovis, Inc. common stock, par value $0.001 per share (the “Common Stock”), being registered hereunder, if issued prior to the termination by the Registrant of its Rights Agreement, will include one preferred share purchase right (the “Preferred Share Purchase Rights”). Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.
(2)	This Registration Statement registers an additional 174,392 shares of Common Stock to be offered and sold under the Renovis, Inc. 2006 Employment Commencement Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2006 Employment Commencement Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined based on the average of the high and the low prices for the Common Stock as reported on the Nasdaq National Market System on May 24, 2006.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information.

On February 10, 2006, the Registrant filed with the Securities and Exchange Commission a Registration Statement (File No. 333-131751) relating to shares of Common Stock to be offered and sold under the Registrant’s 2006 Employment Commencement Incentive Plan. Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement are incorporated by reference into this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. The Registrant is hereby registering an additional 174,392 shares of Common Stock issuable under the 2006 Employment Commencement Incentive Plan.

Item 8. Exhibits.

Exhibit Number	Document
5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 25th day of May, 2006.

RENOVIS, INC.

By:	/s/ DONALD R. JOSEPH
Donald R. Joseph, Esq.
Senior Vice President, Corporate Development and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Corey S. Goodman and John C. Doyle his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COREY S. GOODMAN, PH.D. Corey S. Goodman, Ph.D.	Director, President and Chief Executive Officer (Principal Executive Officer)	May 25, 2006

/s/ JOHN C. DOYLE John C. Doyle	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2006

/s/ BRUCE L.A. CARTER, PH.D. Bruce L.A. Carter, Ph.D.	Director	May 25, 2006

/s/ NANCY M. CROWELL Nancy M. Crowell	Director	May 25, 2006

/s/ ANTHONY B. EVNIN, PH.D. Anthony B. Evnin, Ph.D.	Director	May 25, 2006

/s/ JOHN H. FRIEDMAN John H. Friedman	Director	May 25, 2006

/s/ JUDITH A. HEMBERGER, PH.D. Judith A. Hemberger, Ph.D.	Director	May 25, 2006

/s/ YASUNORI KANEKO, M.D. Yasunori Kaneko, M.D.	Director	May 25, 2006

/s/ EDWARD E. PENHOET, PH.D. Edward E. Penhoet, Ph.D.	Director	May 25, 2006

/s/ JOHN P. WALKER John P. Walker	Director	May 25, 2006

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)